CONSENT OF DYKEMA GOSSETT PLLC


We consent to the filing of our tax opinion as an exhibit to the Amendment to the Registration Statement on Form N-14 of Principal Investors Fund, Inc. to be filed with the Securities and Exchange Commission on or about January 25, 2007 and to the references made to our firm therein and in any amendments thereto.



/s/ Dykema Gossett PLLC

400 Renaissance Center
Detroit, Michigan
January 25, 2007